SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2003

CardioGenesis Corporation

(Exact Name of Registrant as Specified in Charter)

California	000-28288	77-0223740

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26632 Towne Centre Drive, Suite 320, Foothill Ranch, California	92610

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 649-5000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Information, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 99.1

Item 5. Other Events

     On March 27, 2003, CardioGenesis Corporation (“CardioGenesis”) entered into a Purchase and Security Agreement (the “Agreement”) with Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus”), pursuant to which Laurus will make revolving credit advances to CardioGenesis from time to time up to an aggregate amount of $2,000,000. In addition, pursuant to the terms of the Agreement Laurus received a three-year convertible note (the “Note”) from CardioGenesis secured by assets of CardioGenesis. A copy of the Agreement is attached hereto as Exhibit 4.1, and a copy of the form of the Note is attached hereto as Exhibit 4.2.

     On April 2, 2003, CardioGenesis issued a press release announcing (i) the transaction described above and (ii) that CardioGenesis common stock will be delisted from The Nasdaq SmallCap Market with the opening of business on April 3, 2003, and will thereafter be eligible for immediate quotation on the OTC Bulletin Board that same day. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

Exhibit	Description

4.1	Purchase and Security Agreement, made as of March 27, 2003 by and among Laurus Master Fund, Ltd., a Cayman Islands corporation, and CardioGenesis Corporation, a California corporation.

4.2	Form of Convertible Note dated as of March 27, 2003.

99.1	Press Release of CardioGenesis Corporation, dated April 2, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION

Date: April 4, 2003	By:	/s/ DARRELL F. ECKSTEIN Darrell F. Eckstein President, Chief Operating Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Purchase and Security Agreement, made as of March 27, 2003 by and among Laurus Master Fund, Ltd., a Cayman Islands corporation, and CardioGenesis Corporation, a California corporation.

4.2	Form of Convertible Note dated as of March 27, 2003.

99.1	Press Release of CardioGenesis Corporation, dated April 2, 2003.